Exhibit 99.2

U.S. BANKRUPTCY COURT NORTHERN DISTRICT OF TEXAS ENTERED TAWANA C. MARSHALL, CLERK THE DATE OF ENTRY IS ON THE COURT’S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed June 26, 2008	United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

In re:	§	Chapter 11
§
KITTY HAWK, INC., et al.,	§	Case No. 07-44536-RFN-11
§
Debtors.	§	Jointly Administered

ORDER CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN

Upon the First Amended Joint Chapter 11 Plan (Docket No. 569), as amended by the Second Amended Joint Chapter 11 Plan (Docket No. 630) (the “Plan”),(1) filed by Kitty Hawk,  Inc. and its related entities, the above-captioned debtors and debtors in possession (collectively,  the “Debtors”),(2) and a hearing on confirmation of the Plan (the “Confirmation Hearing”) having been held on June 24, 2008; and good and sufficient notice of the Confirmation Hearing having been given; and upon the entire record of these Chapter 11 Cases, the record of the Confirmation

(1) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

(2) The Debtors are the following entities: Kitty Hawk, Inc. (“KHK”); Kitty Hawk Ground, Inc. (“KHG”); Kitty Hawk Cargo, Inc. (“KHC”); Kitty Hawk Aircargo, Inc. (“KHA”); and KH Ground, Inc. (“KHGI”). On and after the Confirmation Date, the Debtors are referred to as the “Reorganized Debtors.”

ORDER CONFIRMING SECOND AMENDED JOINT CHAPTER 11 PLAN

Hearing, and the representations of counsel thereat, all of which are incorporated herein by reference; and good cause appearing therefor,(3) it is

A.                                   ORDERED that the Plan meets all applicable requirements of the Bankruptcy Code and shall be, and hereby is, confirmed pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan shall be, and hereby are deemed to be, incorporated into, and are an integral part of, this Order; and it is further

B.                                     ORDERED that the classification of Claims and Equity Interests for purposes of distributions to be made under the Plan is governed solely by the terms of the Plan.  The classifications set forth on the Ballots tendered to or returned by those holders of Claims entitled to vote on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes, and (c) are not binding on the Debtors or the Estate Representative; and it is further

C.                                     ORDERED that, upon entry of this Order, all conditions precedent to confirmation of the Plan shall be, and hereby are, deemed satisfied; and it is further

D.                                    ORDERED that the Effective Date shall not occur until such time as all of the conditions precedent set forth in section 11.1 of the Plan have been satisfied or waived pursuant to section 11.2 of the Plan; and it is further

(3) For purposes of this Confirmation Order, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate pursuant to Federal Rule of Bankruptcy Procedure 7052.

E.                                      ORDERED that any objections to confirmation of the Plan that have not been withdrawn or settled before the date of this Order, or are not resolved or rendered moot by the relief granted by this Order, shall be, and hereby are, overruled; and it is further

F.                                      ORDERED that Jessica L. Wilson is hereby appointed as the Estate Representative. On the Effective Date, the Estate Representative shall take office to administer all assets remaining in the Estates for the benefit of Claim holders entitled to a distribution under the Plan; and it is further

G.                                     ORDERED that the Estate Representative shall have the power, duty and authority, in consultation with the Post-Confirmation Committee, to take all actions necessary and appropriate to liquidate the Estates’ remaining assets and distribute all resulting Cash to Claim holders pursuant to the terms of the Plan, including, but not limited to:

(i)                           the powers of a debtor in possession under Sections 1107 and 1108 of the Bankruptcy Code;

(ii)                        liquidate the Estates’ remaining assets, including Causes of Action;

(iii)                     review, determine, compromise, adjust, arbitrate, litigate or otherwise deal with and resolve Disputed Claims, or supervise others conducting such activities. The Estate Representative may settle any Disputed Claim without notice to any party if the resulting Allowed Claim is less than $100,000. If the resulting amount of the Allowed Claim exceeds $100,000, the Estate Representative may settle such claim without further order of the Court upon approval of the Post-Confirmation Committee or, if such approval is not given, pursuant to an order of the Court;

(iv)                    protect, assert and enforce any rights of the Debtors or otherwise vested in the Estate Representative pursuant to the Plan by any method deemed appropriate, including by judicial proceedings pursuant to any applicable law;

(v)                       distribute to each holder of an Allowed Claim its portion of the Cash generated in accordance with the terms of the Plan;

(vi)                    obtain insurance coverage with respect to the Estate Representative’s liabilities and obligations, if any, under the Plan;

(vii)                 retain and employ such law firm(s) as counsel to the Estate Representative as the Estate Representative may select on such compensation terms as may be appropriate, payable as an expense of administration in the ordinary course without further order of the Court;

(viii)              rent office space and such office equipment as the Estate Representative may deem reasonably necessary, including, but not limited to, telephones, personal computers, fax machines, photocopiers and the like;

(ix)                      retain and employ such other experts, professionals, advisors, or services as the Estate Representative may deem reasonably necessary on such compensation terms as may be appropriate, payable as a separate expense of administration in the ordinary course without further order of the Court;

(x)                         prepare such reports as may be required by the Office of the United States Trustee, or as may otherwise be reasonably requested by the Post-Confirmation Committee;

(xi)                      maintain books and records regarding the liquidation of the Estates’ assets and distributions under the Plan;

(xii)                   file necessary tax returns;

(xiii)                dissolve the Debtors, including filing all necessary documents with all appropriate Secretaries of State or as may otherwise be required;

(xiv)               take all such further action and do all such other things as may be necessary to maximize the value of the Estates’ remaining assets; and

(xv)                  take all such further action and do all such other things as may be necessary or required to carry out the provisions of the Plan;

and it is further

H.                                    ORDERED that, in executing their duties and responsibilities under the Plan, the Estate Representative and the Post-Confirmation Committee may rely, and shall be protected from liability in acting upon: (i) any books, records, documents, instruments or papers maintained by the Debtors in the ordinary course of business; (ii) any instrument, paper,  pleading, notice, order or other document on file with the Court that the Estate Representative and/or the Post-Confirmation Committee believes to be genuine and signed or presented by the proper party or parties; (iii) the advice of counsel; or (iv) the Plan; and it is further

I.                                         ORDERED that the duties, responsibilities and powers of the Estate Representative shall terminate after all assets of the Debtors, including Causes of Action, are fully resolved, abandoned or liquidated, as the case may be, all remaining Cash distributed in accordance with this Plan, and the Chapter 11 Cases closed; and it is further

J.                                        ORDERED that the Estate Representative and her agents, attorneys and representatives are authorized and empowered to carry out all of the provisions of the Plan and to take such actions and do such things as may be necessary, useful or appropriate to effectuate, implement and consummate the Plan and this Order. Notwithstanding anything to the contrary contained in the Plan or in any applicable non-bankruptcy law (i) any actions or omissions of the Estate Representative may only be challenged in accordance with the terms of the Plan and this Confirmation Order and (iii) the Estate Representative may not be removed from office except in accordance with the terms of the Plan and this Confirmation Order.; and it is further

K.                                    ORDERED that the Estate Representative is authorized to deliver, file and record such documents, certificates, reports or instruments with the appropriate federal,  state, commonwealth, local, foreign or other governmental authorities and with such other entity or entities as may be necessary, useful or appropriate to effectuate, implement or consummate the Plan, this Order, and the transactions contemplated hereby and thereby; and it is further

L.                                      ORDERED that the Estate Representative is authorized to file a Form 15  with the United States Securities and Exchange Commission to cease reporting obligations, and shall not have any further reporting obligations; and it is further

M.                                 ORDERED that each and every state, commonwealth, local, foreign or other governmental authority, agency or department is hereby directed to accept any and all documents and instruments necessary, useful or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order; and it is further

N.                                    ORDERED that, until entry of a final decree closing the Chapter 11 Cases, the Estate Representative, to the extent not inconsistent with the Plan, this Order or applicable law, may do all such acts, and exercise all such power and authority, as may be provided under the applicable state law of incorporation, with the effect provided therein, and, without limiting the generality of the foregoing, in accordance therewith, the Estate Representative is hereby authorized to make, execute and file with the applicable secretary of state the appropriate Articles of Incorporation (collectively, the “Articles of Incorporation”),  substantially in the forms filed with the Court prior to the Confirmation Hearing and approved by this Order, and such other documents as may be appropriate; and it is further

O.                                    ORDERED that the settlement with ALPA contained in the Plan be, and it hereby is, approved in all respects; and it is further

P.                                      ORDERED that all approvals and consents of Equity Interest holders,  officers and/or directors of the Debtors (if any) that may be necessary to implement and carry out the Plan, the transactions contemplated thereby and the actions authorized by this Order be,  and they hereby are, deemed made or done; and it is further

Q.                                    ORDERED that this Order shall constitute all approvals and consents required, if any, by the laws, rules and regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan, and any documents, instruments and agreements related thereto and any modifications or amendments thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto; and it is further

R.                                     ORDERED that the automatic stay imposed by section 362 of the Bankruptcy Code is hereby modified as necessary to allow the execution, delivery, filing and recordation of any documents, certificates, reports, UCC financing or termination statements or instruments in connection therewith as are necessary, useful or appropriate to effectuate,  implement and consummate the Plan; and it is further

S.                                      ORDERED that, unless otherwise provided in the Plan or this Order, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105, 362 or 525  of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date; and it is further

T.                                     ORDERED that on the Effective Date, the Estate Representative shall establish the Professional Fee Reserve and the other reserves called for under Section 8.3 of the Plan; and it is further

U.                                    ORDERED that, on the Initial Distribution Date, with respect to Disputed Claims, the Estate Representative shall segregate the Withheld Distribution Amount in an amount necessary to satisfy any distributions that would be made to holders of Disputed Claims if such Claims were to become Allowed. Upon the resolution of a Disputed Claim, all or a portion of the Withheld Distribution Amount shall be released and delivered to the holder of such Disputed Claim on account of the portion of such Disputed Claim that is Allowed. To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Disputed

Claim shall not receive any distribution on account of the portion of such Disputed Claim that is disallowed; and it is further

V.                                     ORDERED that on the Initial Distribution Date and Subsequent Distribution Dates, the Disbursing Agent shall distribute to each holder of an Allowed Claim,  in accordance with and subject to sections 4.1, 4.2, 4.3 and 4.4 and Article VIII of the Plan, the appropriate amount of consideration called for under the Plan; and it is further

W.                                ORDERED that, on the Closing Date, all Equity Interests in each of the Debtors shall be deemed cancelled, terminated, extinguished, and void. After the Effective Date and until the Closing Date, holders of Equity Interests in KHK may not trade their Equity Interests, and no trades shall be recognized by the Debtors or the Estate Representative or on their respective books and records; and it is further

X.                                    ORDERED that, in accordance with sections 1141(b) and (c) of the Bankruptcy Code, upon the date of this Order, all property and assets of the Debtors’ estates shall re-vest in the Debtors, pursuant to the terms of the Plan, free and clear of all Claims,  Liens, encumbrances, charges and other interests of creditors and Equity Interest holders,  except as otherwise provided in the Plan; and it is further

Y.                                     ORDERED that the assumption, assumption and assignment, or rejection  of executory contracts and unexpired leases, as provided in the Plan or prior Order of this Court, shall be, and hereby is, approved in all respects. All executory contracts or unexpired leases which (i) have not previously been assumed or rejected pursuant to a Final Order of this Court; (ii) are not subject to a pending motion to assume or reject as of the date of this Order;  or (iii) have not expired or been terminated by their terms, be, and hereby are, deemed rejected by the Debtors as of the Effective Date; and it is further

Z.                                     ORDERED that the filing of the Plan, and the filing and service of a notice of the entry of this Order are hereby deemed to constitute adequate notice of the rejection of executory contracts and unexpired leases that are rejected, pursuant to section 10.1  of the Plan; and it is further

AA.                         ORDERED that, in accordance with section 10.2 of the Plan, all holders of Claims arising from the rejection of executory contracts and unexpired leases to which the Debtors are a party shall file any Claim for damages as a result of such rejection within thirty (30) days after the date of such rejection, or any such Claim shall be discharged and forever barred, and will not be enforceable against the Debtors, their successors or their properties; and it is further

BB.                             ORDERED that, within five (5) Business Days after the Court’s entry of this Order, the Debtors shall mail to all parties in interest in the Chapter 11 Cases notice of (i)  the entry of this Order, and (ii) the last date to file (a) requests for payment of Administrative Claims pursuant to section 5.1.1 of the Plan, (b) Claims arising from the rejection of executory contracts and unexpired leases pursuant to section 10.2 of the Plan, and (c) requests for the payment of Fee Claims pursuant to section 5.1.4 of the Plan. Such notice shall clearly and expressly set forth, inter alia, the relevant filing and response dates, what must be filed, and upon whom the relevant filings must be served; and it is further

CC.                             ORDERED that, within five (5) Business Days after the Effective Date,  the Debtors shall file with the Court and mail to the Limited Service List established in these Chapter 11 Cases notice of the occurrence of the Effective Date; and it is further

DD.                           ORDERED that, in accordance with section 5.1.1 of the Plan, all holders of Administrative Claims arising from the Petition Date through the date of entry of this Order,

other than persons holding Fee Claims, shall file with the Court a request for payment of such Claims within thirty (30) days after the entry of this Order. Any such requests must be served upon the Debtors, their counsel, and counsel for the Committee and must, at a minimum, set forth (i) the name of the holder of the Administrative Claim; (ii) the amount of the Administrative Claim; and (iii) the basis for the Administrative Claim. A failure to file any such request in a timely fashion will result in the Administrative Claim in question being discharged and its holder forever barred from asserting such Administrative Claim against the Debtors; and it is further

EE.                               ORDERED that an Administrative Claim for which a request for payment has been properly filed shall become an Allowed Administrative Claim unless an objection is filed by the Objection Deadline. If an objection is timely filed, the Administrative Claim in question shall become an Allowed Administrative Claim only to the extent so allowed by Final Order of this Court; and it is further

FF.                               ORDERED that, except to the extent that a holder of an Allowed Administrative Claim has agreed or agrees to a different treatment of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive, on account of and in full satisfaction of such Claim, Cash in an amount equal to the Allowed amount of such Claim on the later of (i) the Effective Date (or as soon thereafter as is reasonably practical) or (ii) ten (10) days after a Court order allowing the Administrative Claim has been entered on the Court’s docket; and it is further

GG.                             ORDERED that every Professional Person holding a Fee Claim that has not previously been the subject of a final fee application and accompanying Court order shall file a final application for payment of fees and reimbursement of expenses no later than the date that is thirty (30) days after the Effective Date. Any such final fee application shall conform to and comply with all applicable rules and regulations contained in the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. The last date to object to final fee applications shall be the twenty-third (23rd) day after such fee application has been filed with the Court. All final fee applications shall be set for hearing on the same day, as the Court’s calendar permits, after consultation with counsel for the Debtors. Allowed Fee Claims shall be paid in full in Cash by the Estate Representative within twenty (20) days after a Court order awarding final compensation has been entered on the Court’s docket; and it is further

HH.                           ORDERED that, notwithstanding section 5.2 of the Plan, each holder of an Allowed Priority Tax Claim shall receive, on the Effective Date (or as soon thereafter as is reasonably practical), Cash in an amount equal to the Allowed amount of such Claim. To the extent interest is required to be paid on any Priority Tax Claim, the rate of such interest shall be the rate determined under applicable nonbankruptcy law, as set forth in section 511 of the Bankruptcy Code; and it is further

II.                                     ORDERED that, in accordance with Article XII of the Plan, this Court hereby retains, after the date of this Order, exclusive jurisdiction over all matters arising in,  arising under and related to the Chapter 11 Cases to the fullest extent permitted by law for,  among other things, the following purposes:

1.	To hear and determine any and all pending applications for the rejection, assumption or assignment of any executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

2.	To hear and determine any motion, application, adversary proceeding, contested matter or other litigated matter pending on the Confirmation Date;

3.	To hear and determine any Causes of Action or claims retained by the Debtors pursuant to section 13.6 of the Plan, whether or not any contested matter or adversary proceeding with respect to such causes of action has been commenced as of the Confirmation Date;

4.	To ensure that distributions to holders of Claims are accomplished as provided in the Plan;

5.	To consider Claims or the Allowance, classification, priority, compromise, estimation or payment of any Claim or Administrative Claim;

6.	To enter, implement or enforce such orders as may be appropriate in the event this Order is for any reason stayed, reversed, revoked, modified or vacated;

7.	To hear and determine all requests for payment of Fee Claims;

8.

To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement or any order of this Court, including this Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

9.

To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan, this Confirmation Order or any other order of this Court;

10.	To hear and determine any disputes arising in connection with the execution, interpretation, implementation or enforcement of the Plan;

11.	To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

12.	To determine such other matters and for such other purposes as may be provided in this Order;

13.

To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requested expedited determination of tax under section 505(b) of the Bankruptcy Code);

14.	To hear and determine any other matters related to the Plan and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

15.	To enter a final decree closing the Chapter 11 Cases.

If for any reason this Court abstains from exercising, or refuses or declines to exercise, jurisdiction over any matter arising in, arising under or related to the Chapter 11 Cases, including the matters set forth in section 12.1 of the Plan, such abstention, refusal or declination shall have no effect on the exercise of jurisdiction by any other court which has jurisdiction over such matter. Nothing in Article XII of the Plan or in this paragraph of this Order shall constitute a waiver by the United States of its rights to assert that this Court lacks jurisdiction over any matters set forth in Article XII of the Plan or this paragraph of this order; and it is further

JJ.            ORDERED that the Articles of Incorporation are consistent with the Plan in all material respects, and are hereby approved in the forms filed with the Court prior to commencement of the Confirmation Hearing; and it is further

KK.         ORDERED that the Articles of Incorporation for each of the Reorganized Debtors, in the forms submitted to the Court prior to the Confirmation Hearing and approved by this Order, shall be, as of the date of this Order, the operative articles of incorporation for each of the Reorganized Debtors; and it is further

LL.          ORDERED that, upon the occurrence of the Effective Date, and not prior thereto the Plan shall be deemed substantially consummated; and it is further

MM.       ORDERED that the Plan may be amended, modified or supplemented by the Debtors (or the Reorganized Debtors, as appropriate) before or after the Confirmation Date and before Substantial Consummation of this Plan, in the manner provided by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as this Court may otherwise direct; provided, however, that the Debtors shall provide the Committee and any party requesting notice of all amendments, modifications or supplements with appropriate written notice of the same. After the date of this Order, so long as such action does not adversely affect the treatment of holders of Claims or Equity Interests under the Plan, the Debtors may institute proceedings in this Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or this Order, and with respect to such matters as may be necessary to carry out the purposes and effects of the Plan; and it is further

NN.         ORDERED that as a condition to receiving any distribution under the Plan, each holder of any Claim entitled to receive a distribution thereunder, except for holders of Priority Tax Claims and Governmental Entities holding Secured Claims arising from ad valorem business personal property taxes, shall (A) surrender any and all promissory notes, options, warrants, certificates, instruments, and any and all other and related documents evidencing such Claim to the Disbursing Agent and (B) upon request, provide the Debtors with a lien release and UCC-3 termination statement. Any such holder that fails to (x) surrender such instruments, (y) execute and deliver an affidavit of loss and/or indemnity with respect to such instruments reasonably satisfactory to the Disbursing Agent within three (3) months of the Initial Distribution Date, or (z) provide a lien release and UCC-3 termination statement as requested, shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan, and any Claim or Equity Interest with respect thereto shall be discharged and forever barred; and it is further

OO.         ORDERED that, in connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Entity, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not issue such instrument or make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations; and it is further

PP.          ORDERED that the Estate Representative is hereby appointed as the sole director and officer of each of the Debtors effective as of the day after the Effective Date; and it is further

QQ.         ORDERED that the appointment to or continuance in such offices by such individual described above is consistent with the interests of holders of Claims and Equity Interests and with public policy; and it is further

RR.          ORDERED that the annual rate of compensation to the Estate Representative has been disclosed to this Court and parties in interest and is reasonable; and it is further

SS.          ORDERED that, neither the Debtors, the Estate Representative, the Committee, nor any of their respective members, officers, directors, employees, agents, attorneys or professionals shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission arising out of or in connection with the Chapter 11 Cases, the administration of assets of the Debtors’ estates, the confirmation of this Plan, the consummation of this Plan, or the administration of the Plan or property to be distributed under this Plan, except for willful misconduct or gross negligence. The Debtors, the Estate

Representative, the Committee, and each of their respective members, officers, directors, employees, agents, attorneys and professionals shall be deemed to have acted in good faith with regard to the solicitation of acceptances or rejections of the Plan and shall be entitled to the protections afforded by section 1125(e) of the Bankruptcy Code. Entry of the Confirmation Order shall act as a comprehensive release of and injunction against the bringing of any claim or cause of action with respect to any such liability. Such release and injunction shall specifically include, but not be limited to, any claims with respect to rights under any prior unconfirmed plan of reorganization or agreements relating thereto and any claims with respect to Claims or Equity Interests, or transfers thereof. This paragraph shall not apply to the United States, except for the second sentence hereof; and it is further

TT.          ORDERED that, upon the Effective Date, except as otherwise provided in the Plan or this Order, all Persons shall be deemed to have released, and shall be forever precluded and permanently enjoined from asserting, commencing, conducting, enforcing, attaching, collecting, recovering, perfecting, creating or continuing, in any manner, directly or indirectly, against the Debtors, the Committee, the Estate Representative, the members of the Debtors’ Boards of Directors, and each of their respective members constituents, principals, officers, directors, employees, agents, representatives, attorneys, professionals, affiliates, successors, predecessors, and assigns any (i) Lien, encumbrance, security interest, Equity Interest or charge of any nature or description whatsoever relating to the Debtors, the Chapter 11 Cases or affecting property of the Debtors’ bankruptcy estates, (ii) Claim or any other Liability relating to the Debtors or the Chapter 11 Cases, and (iii) causes of action, whether known or unknown, discovered or undiscovered, scheduled or unscheduled, contingent, fixed, unliquidated or disputed, whether assertable directly or derivatively by, through, or related to the Debtors, against successors or assigns of the Debtors and the individuals and entities listed above (including, but not limited to Claims sounding in tort, contract, warranty, or any other theory of law, equity or admiralty), matured or unmatured, contingent or noncontingent, senior or subordinated, based upon any condition, event, act, omission, occurrence, transaction or other activity, inactivity, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date in any way arising out of, relating to or connected with the operation of the Debtors’ businesses or the Chapter 11 Cases, except for personal liability associated with Allowed Priority Tax Claims under applicable nonbankruptcy law, all regardless of whether (a) a proof of Claim or Equity Interest has been filed or is deemed to have been filed, (b) such Claim or Equity Interest is Allowed or (c) the holder of such Claim or Equity Interest has voted to accept or reject this Plan; provided, however, that the above release shall not apply to (x) acts of willful misconduct or gross negligence, (y) direct claims (if any) held by public investors, or (z) Persons who expressly opted out of this release on the Ballot by checking the box and “does not consent to Release.” The foregoing release shall constitute a release by the Estates of the Debtors’ directors, officers and employees. Except as otherwise set forth herein or in the Plan, all Persons are deemed to have consented to the release set forth above unless a specific lack of consent was indicated on the Ballot or otherwise indicated to the Court and counsel for the Debtors in an appropriate pleading objecting to confirmation of the Plan. Nothing in Section 13.3(a) of the Plan or this paragraph of this Order shall apply to the United States, and nothing in Section 13.3(a) of the Plan or this paragraph of this Order shall be deemed to prevent parties in interest from seeking to enforce the Plan; and it is further

UU.         ORDERED that upon the Effective Date, in consideration of the treatment provided for in the Plan, ALPA and the Debtors, on behalf of themselves and their respective members, constituents, principals, officers, directors, employees, agents, representatives, affiliates and predecessors, shall be deemed to have released each other, and each of their respective members, constituents, principals, officers, directors, employees, agents, representatives, attorneys, professionals, affiliates, successors, predecessors and assigns of and from any and all Claims, rights, causes of action, liabilities, obligations, suits, judgments, damages, demands, debts and rights (other than the rights of the parties to enforce the Plan) whatsoever, whether at law on in equity, whether known or unknown, discovered or undiscovered, scheduled or unscheduled, contingent, fixed, unliquidated or disputed, whether assertable directly or derivatively by, through, or related to the Debtors, matured or unmatured, contingent or noncontingent, senior or subordinated, based upon any condition, event, act, omission, occurrence, transaction or other activity, inactivity, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date in any way arising out of, relating to or connected with the operation of the Debtors’ businesses or the Chapter 11 Cases; and it is further

VV.          ORDERED that, except as otherwise provided herein, upon the entry of this Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be, and hereby are, enjoined from taking any actions to interfere with the implementation or consummation of the Plan; and it is further

WW.      ORDERED that, except as set forth in the Plan or in this Order, nothing contained in the Plan or this Order shall be deemed to be a waiver or the relinquishment of any rights that the Debtors may have or which the Estate Representative (in consultation and in conjunction with the Post-Confirmation Committee) may choose to assert on behalf of the Debtors’ respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a cross-claim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors or their officers, directors or representatives, (ii) the turnover of any property of the Debtors’ estates, and (iii) rights against directors, officers, professionals, agents, financial advisors, underwriters, lenders or auditors relating to acts or omissions occurring prior to the Petition Date; and it is further

XX.         ORDERED that, except as set forth in the Plan or this Order, nothing contained in the Plan or this Order shall be deemed to be a waiver or relinquishment of any Claim, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by the Plan. The Estate Representative shall have, retain, reserve, and be entitled to assert, at its sole discretion, all such Claims, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted by the Estate Representative after the date of this Order to the same extent as if the Chapter 11 Cases had not been commenced; and it is further

YY.          ORDERED that the Plan is hereby binding upon and inures to the benefit of the Debtors, the holders of Claims, the holders of Equity Interests, and their respective successors and assigns; and it is further

ZZ.          ORDERED that any Claims scheduled by the Debtors as disputed, contingent or unliquidated and for which no proof of claim has been filed as of the date of this Order are hereby disallowed; and it is further

AAA.     ORDERED that, pursuant to section 1146(a) of the Bankruptcy Code the making or delivery of an instrument of transfer under the Plan shall not be subject to any stamp tax or other similar tax; and it is further

BBB.       ORDERED that each of the transfers of property of the Debtors or Reorganized Debtors, as the case may be, pursuant to the Plan: (a) are or shall be deemed to be legal, valid and effective transfers of property; (b) shall not constitute, or be construed to be, avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law; and (c) shall not subject the Debtors or the Reorganized Debtors, as the case may be, to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability; and it is further

CCC.       ORDERED that the Committee shall dissolve, and the duties of the Professional Persons retained by, and the members of, the Committee during the Chapter 11 Cases shall cease, on the Effective Date; and it is further

DDD.      ORDERED that on the Effective Date, the Post-Confirmation Committee shall be formed. The Post-Confirmation Committee shall be comprised of between three (3) and five (5) individuals who were members of the Committee prior to the Effective Date. If a member of the Post-Confirmation Committee sells, transfers or assigns its Claim[s], then such member shall be deemed to have immediately resigned from the Post-Confirmation Committee. The remaining members of the Post-Confirmation Committee may elect a replacement member who may be willing to serve. Members of the Post-Confirmation Committee shall not be compensated for their services. The Post-Confirmation Committee may retain and employ such professionals or advisors as the Post-Confirmation Committee, in consultation with the Estate Representative, deems reasonably necessary on such compensation terms as may be appropriate, payable as a separate expense of administration in the ordinary course without further order of the Bankruptcy Court; and it is further

EEE.        ORDERED that the Post-Confirmation Committee’s duties and responsibilities shall be: (i) meeting with the Estate Representative on a periodic basis (as the Post-Confirmation Committee and Estate Representative agree) regarding the execution of the Estate Representative’s duties under the Plan and the status of the same and (ii) consulting with the Estate Representative regarding all matters covered by the Plan including (a) pursuing of Causes of Action against third parties, (b) objecting to and/or resolving Claims and (c) such other matters effecting administration of the Estates as may be agreed upon by the Post- Confirmation Committee and the Estate Representative. The Post-Confirmation Committee and the Estate Representative may jointly pursue any of the above matters; and it is further

FFF.        ORDERED that the Post-Confirmation Committee shall dissolve upon the closing of the Chapter 11 Cases and entry of a final decree; and it is further

GGG.       ORDERED that the Estate Representative and the Post-Confirmation Committee shall perform their respective duties with reasonable diligence and care. The Estate Representative and the Post-Confirmation Committee shall not be liable to the Debtors or any Claim holder, except upon a showing that the Estate Representative or the Post-Confirmation Committee has been grossly negligent, has willfully disregarded its duties and responsibilities under the Plan, or has otherwise engaged in willful misconduct; and it is further

HHH.      ORDERED that all Persons holding Claims against or Equity Interests in the Debtors that are treated under the Plan are hereby directed to execute, deliver, file and/or record any document, and to take any action necessary to implement, consummate and otherwise effectuate the Plan in accordance with its terms, and all such Persons shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan; and it is further

III.           ORDERED that the Estate Representative shall act as the Disbursing Agent under the Plan and are hereby empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated under the Plan; (iii) employ professionals to represent it with respect to their responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of this Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan; and it is further

JJJ.          ORDERED that the failure to specifically include or reference any particular provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision, it being understood that it is the intent of this Court that the Plan be confirmed and approved in its entirety; and it is further

KKK.      ORDERED that, to the extent there is any inconsistency between this Order and the provisions of the Plan, the terms and provisions of this Order shall govern; and it is further

LLL.        ORDERED that, in the event the Effective Date does not occur, the Plan shall be null and void and nothing contained therein or in the Disclosure Statement shall be deemed to (i) constitute a waiver, acknowledgment or release of any Claim by or against or any Equity

Interest in the Debtors or any other Person; (ii) prejudice in any manner the rights of the Debtors, their respective estates or any other Person; or (iii) constitute any admission by the Debtors or any other Person with respect to any matter set forth in the Plan or in the Disclosure Statement, including any liability on any Claim or the propriety of the classification thereof; and it is further

MMM.   ORDERED that the provisions of this Order are integrated with each other and are nonseverable and mutually dependent; and it is further

NNN.      ORDERED that the Stipulation (I) Allowing Prepetition Claims Of AirLease International, Inc. And ELeaseCo Corporation, f/k/a LJH Aviation Management Services Corporation And (II) Regarding Other Matters (Docket No. 629), and this Court’s Order approving the same (Docket No. 637) are incorporated herein by reference; and it is further

OOO.      ORDERED that the Stipulation (I) Allowing Administrative and Prepetition Claims of Fort Wayne-Allen County Airport Authority and (II) Regarding Other Matters (Docket No. 625), and this Court’s Order approving the same (Docket No. 636) are incorporated herein by reference.

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